SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 7, 2002

                                RCN Corporation

            (Exact name of Registrant as specified in its charter)



         Delaware                   0-22825                    22-3498533
(State of Incorporation)     (Commission File No.)           (IRS Employer
                                                          Identification Number)

                               105 Carnegie Center
                            Princeton, NJ 08540-6215
          (Address of principal executive offices, including zip code)


                                 (609) 734-3700
              (Registrant's telephone number, including area code)


                                Not Applicable
        (Former name or former address, if changed since last report)


Item 7.  Financial Statements and Exhibits

(c) Exhibits.

99.1 Description of Slides Regarding the Company's Presentation at its 4th Quarter Results Conference Call in Princeton, NJ on May 7, 2002.

99.2 RCN Corporation Press Release, dated May 7, 2002.


Item 9. Regulation FD Disclosure.

RCN Corporation is making available various slides in connection with the Company's Presentation at its 1st Quarter Results Conference Call in Princeton, NJ on May 7, 2002. The contents of these slides are described in
Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On May 7, 2002, RCN Corporation issued the press release attached as Exhibit
99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Some of the statements made by RCN in this Form 8-K are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, our ability to meet the requirements in our franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, RCN's ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and ability to produce sufficient cash flow. Additional information concerning these and other important factors can be found in RCN's filings with the Securities and Exchange Commission. Statements in these slides should be evaluated in light of these important factors.

These and other risk factors are set forth in more detail in the Company's Form 10-K for 2001 which is filed with the Securities and Exchange Commission.

The information in this Current Report on Form 8-K is furnished pursuant to
Item 9 and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in this Current Report on Form 8-K is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Current Report on Form 8-K, although we may do so from time to time as we believe warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 7, 2002

                           RCN CORPORATION

                           By: /s/ John J. Jones
                           -------------------------
                           John J. Jones
                           Executive Vice President, General Counsel
                           and Corporate Secretary


EXHIBIT INDEX

99.1 Description of Slides Regarding the Company's Presentation at its 4th Quarter Results Conference Call in Princeton, NJ on May 7, 2002.

99.2 RCN Corporation Press Release, dated May 7, 2002.

Exhibit 99.1
------------

Description of Slides Regarding the Company's Presentation at its 1st Quarter Results Conference Call in Princeton, NJ on May 7, 2002.


Title Slide

Large RCN Corporation logo. Title: RCN Corporation, First Quarter 2002 Update May 7, 2002


Slide 01

Some of the statements made by RCN in these slides are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, our ability to meet the requirements in our franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, RCN's ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and ability to produce sufficient cash flow. Additional information concerning these and other important factors can be found in RCN's filings with the Securities and Exchange Commission. Statements in these slides should be evaluated in light of these important factors.


Slide 02
Financial Results Summary ($ in millions except per share data)
                                         1Q01            4Q01            1Q02
                                         ----            ----            ----
Revenue                                  $125           $143            $145
Gross Profit %                            52%             59%*            62%
SG&A                                     $155            $125            $112
EBITDA                                   ($90)          ($35)           ($22)
Net (loss) before
  Extraordinary Item                    ($258)          ($198)          ($162)

Basic and Diluted (loss) per
  average Common Share:
Net (Loss) before extraordinary item   ($2.95)         ($2.03)         ($1.59)
Extraordinary Item                          -           $4.18**       $   .13
Net (Loss) to Common Shareholders      ($2.95)          $2.15           $(1.46)
Weighted Average Shares Outstanding
(000s)                                 87,493          97,773          101,827

*   Normalized for one-time credits
**  Includes $408.5 million extraordinary gain from early retirement of debt



Slide 03
Results Summary ($ in millions)
                                    1Q01         1Q02         % inc/dec
                                    ----         ----         ---------
Sales                               $125         $145            16%
Gross Profit %                       52%          62%            19%
SG & A                              $155         $112           (27%)
EBITDA                              ($90)        ($22)          (76%)
Network Connections              683,155        867,985          27%
Marketable Homes               1,311,693      1,505,847          15%


Slide 04
Cash Burn  ($ in millions)
                                    1Q01          4Q01        1Q02
                                    ----          ----        ----
EBITDA                              $90            $35        $22
Capex                               224            117         60
SUBTOTAL                           $314           $152        $82
Working Capital & Other             182           (41)         48
Operating Burn                      $496          $111       $130


Slide 05
Balance Sheet Improvements Since June 2001
- Reduced face value of debt by over $1 billion
         - used stock and cash at average price of $.40 per $1.00
         - reduced recurring interest by over $100 million
- Net debt improved from $1.3 billion to $1.2 billion

Concurrently:
- added approximately 130,000 network connections
- turned Boston & Washington EBITDA positive


Slide 06
Continued Reduction of EBITDA losses

                  4Q00     1Q01     2Q01    3Q01     4Q01     1Q02
                  ----     ----     ----    ----     ----     ----
Revenue           $114     $125     $131    $137     $143     $145
Gross Profit       $57      $65     $72      $78      $84      $90
Gross Profit %     51%      52%     55%      57%      59%*     62%
SG&A              $170     $155    $136     $122     $125     $112
SG&A %            149%     124%     104%    89%      88%       77%
EBITDA           ($113)   ($90)    ($64)   ($44)    ($35)    ($22)

* Normalized Gross Profit excludes one-time credits received in 4Q01 Gross profit with one-time credits is 63% or $90 million.



Slide 07
Revenue Growth ($ in millions)

                     1Q02/4Q01
                     Growth       1Q02 Actual           Comments
                     ------       -----------           --------
Residential           8.4%           $ 113        Refocus business on network
Commercial            (13%)          $  11        Sale of resale DSL customers
Dial-up               (10%)          $  15        On-net portion profitable
Recip Comp            (36%)          $   6        Recognize rev. on cash basis

Consolidated Revenue  1.5%           $ 145        Revenue mix shifting to core
                                                  residential business with
                                                  higher margins


Slide 08
Increasing Residential Revenue
         Graph showing
         1Q01: Residential Revenue 65%, Other <35%
         1Q02: Residential Revenue 80%, Other <20%


Slide 09
Gross Margins Show Continued Improvement
         Graph showing Gross Margin % :
4Q00: 51%, 1Q01: 52%, 2Q01: 55%, 3Q01: 57%, 4Q01: 59%, 1Q02: 62%
(4Q01 normalized from 63% to adjust for one-time credits)


Slide 10
Significant Progress in Reducing SG&A Costs
         Graph Showing SG&A as % of Revenue:
4Q00: 150%, 1Q01: 124%, 2Q01: 104%, 3Q01: 89%, 4Q01: 88%, 1Q02: 77%


Slide 11
Operational Highlights-Customer Service Cost Per Call,
Acquisition Costs per Customer Continue to Decline

                                            4Q00     1Q01     2Q01     3Q01     4Q01    1Q02
                                            ----     ----     ----     ----     ----    ----
Customer Service Cost per call
Voice                                      $14.47   $13.15   $10.51   $10.43   $10.39   $9.33
Video                                       $8.60    $7.44    $5.91    $4.84    $5.45   $5.46
Modem                                      $25.95   $17.09   $16.85   $13.02   $13.02   $11.15
Acquisition Costs*                           $403     $242     $229     $212     $197    $157
Churn                                        2.0%     2.1%     2.3%     2.8%     2.9%    2.4%

* sales, marketing and advertising $ per gross install


Slide 12
Revenue Generating Connections
                                                          Yr/Yr        Yr/Yr
                                   1Q01          1Q02    Growth       Change
                                   ---------------------------------------------
Marketable Homes                  1,312         1,506      194           15%
Connections
         Voice                      164           233       69           42%
         Video                      443           498       55           12%
         Data                        76            137      61           80%
         Network Connections        683           868      185           27%

         Resale Voice                49            25      (24)         (49%)
         Dial-Up                    432           332     (100)         (23%)
         Total Connections        1,164         1,225       61           5%
Penetration
         Voice                      13%           15%
         Video                      34%           33%
         Data                        6%            9%
Total                               17%           19%



Slide 13
The Key Drivers of The Business
                                    1Q01             1Q02            % change
Residential Revenue (millions)      $82              $113              38%
Residential Customers               486              539               11%

Average Revenue Per Customer        $56              $70               25%
Average Services Per Customer      1.69              1.91              13%

1-Revenue and connection numbers exclude commercial, dial-up and reciprocal compensation
2-ARPC and ASPC are per month.



Slide 14
The Power of the Bundle
                           Cable           Phone          RCN            RCN
Customer                  Industry        Industry       Overall       Resilink
Penetration
  Cable                    60%              <1%            36%             93%
  Telephone                 2%              95%            43%            107%
  High Speed Data          13%               4%            25%             71%
Avg services/cust         1.15             1.33           1.91            3.41
Avg revenue/cust           $54              $43            $70            $133

- cable industry non-cable penetration is based on basic cable subscribers
- telephone industry non-telephone penetration is based on primary residential access lines
- RCN penetration is based on total residential customers, excluding dial-up.

Data sources: Yankee Group, Bank of America Securities cable industry reports, industry and company information


Slide 15
Continue Our Steady Progress...

- Managing Cash in Line with Revised Plan
- Improving Margins
- Reducing SG&A
- Focusing on Revenue Opportunities
- Continuing to Improve the Business

Exhibit 99.2
------------

RCN Corporation Press Release, dated May 7, 2002.

                               [RCN LETTERHEAD]

Contact: Kevin Kuryla, RCN Investor Relations (609) 720-5863
         Jim Downing, RCN Investor Relations (609) 734-3718
         Nancy Bavec, RCN Public Relations (609) 734-3772


         RCN ANNOUNCES FIRST QUARTER 2002 RESULTS

         Company Makes Financial and Operational Progress on All Fronts; Core Residential Revenues Grew 8.5 Percent for the Quarter


PRINCETON, NJ, May 7, 2002--RCN Corporation (Nasdaq: RCNC) today reported its results for the quarter ended March 31, 2002.

Key Accomplishments*

o EBITDA improved to a loss of $22.3 million, the fifth consecutive quarter of improvement

o Residential revenues, RCN's core business, grew 38% over the last 12 months

o Gross margins show continued improvement and were at 62% for the first quarter, up almost 20% in the last year

o    Amended bank agreement gives Company flexibility

o Net debt (total debt less cash and short-term investments) improved from $1.3 billion to $1.2 billion since June 2001

o SG&A expenses as a percentage of revenue continued to improve for the fifth consecutive quarter

o Washington, DC joint venture is latest RCN market to achieve positive EBITDA status

     *The results in this release are calculated on a Pro Forma basis reflecting consolidation of the Starpower joint venture in the Washington, D.C. market, which is owned 50% by RCN.

"We are making steady progress on all fronts, from strengthening our balance sheet to improving customer service," said David C. McCourt, RCN's Chairman and CEO. "Since last June, we added 130,000 network connections, reduced face value of debt by $1 billion and actually improved our net debt position. Furthermore, the two key drivers of our business model -- the average revenue and average connections per customer -- saw improvements of 25% and 13% respectively."

"One of the highlights of the quarter is our renegotiated bank deal, which allows RCN to continue to execute to its current business plan with increased flexibility," added McCourt. "In return for this increase in flexibility, we had to agree that we would not use our existing cash on hand to buy back debt. We also agreed to a facility reduction, and not to tap into the revolver loan for 2 years. This was a fair price to pay for the increased flexibility we gained."

Financial Results for the First Quarter 2002

For the quarter ended March 31, 2002, Pro Forma Total RCN revenues were $145.1 million, compared to $125.2 million for the first quarter 2001. RCN's Pro Forma Total consolidated EBITDA (earnings before interest, taxes, depreciation, amortization and non-cash stock-based compensation) for the quarter was a loss of $22.3 million. The company posted a net loss before extraordinary items of $161.7 million in the first quarter of 2002, or $(1.59) per average common share.

RCN reported a net loss to common shareholders of $148.7 million, or $(1.46) per average common share in the first quarter 2002, compared to a loss of $257.9 million, or $(2.95) in the first quarter a year ago.


"Our financial results reflect our continued focus on managing cash burn, improving margins and focusing on revenue opportunities," said Tim Stoklosa, Executive Vice President and Chief Financial Officer.

At the end of the first quarter, RCN had 1.51 million marketable homes and 868,000 network connections. Cash outlays for capital expenditures were $60 million for the first quarter, down 73% from the same quarter last year. SG&A expenses decreased to $112.2 million this quarter versus $154.7 million first quarter 2001. At the end of the first quarter 2002, RCN had approximately $514 million of unrestricted cash and short-term investments and $1.7 billion of long-term outstanding debt.


Performance of Minority Interest in Megacable

RCN has a 49% ownership interest in Megacable, S.A. de C.V., which has the largest cable service footprint in Mexico and serves more than 430,000 subscribers in 8 states covering 32 cities. Megacable is also Mexico's largest provider of high-speed cable modem service, with 73,000 cable modem subscribers at the end of last year. Last year the company had generated annual revenue of $130.8 million with $58 million of EBITDA. Megacable had approximately $44 million in net debt at December 31, 2001.

"Megacable continues to show strong growth and improved profitability," said Stoklosa. "The company's revenue has been growing at an average annual rate of 22 percent. As the owners of Mexico's most technically advanced network, with a strong management team and healthy balance sheet, Megacable is well positioned for further growth."

News Highlights for the Quarter

New Bank Deal Forged: RCN announced in February that it had secured new and greater financial flexibility to execute its revised business plan and more targeted growth strategy with the successful conclusion of a new bank agreement with the company's senior secured lenders. The agreement amends the terms of RCN's senior secured credit facility and relaxes many of the operating and financial covenants governing the bank facility. In return for the increase in flexibility, RCN agreed not to use existing cash to buy back debt. RCN also agreed not to tap into its unused revolver loan for two years. Additionally, RCN prepaid $187.5 million of the outstanding term loans and agreed to reduce the revolver availability by $62.5 million.

Washington, DC market turns EBITDA positive: RCN's Washington, DC joint venture with Pepco Communications, doing business as Starpower Communications, is now generating positive EBITDA and became the second major metropolitan market in the RCN family to reach this milestone. RCN's greater Boston market reached EBITDA positive at the end of last year.

Operational Improvements: The company consolidated its seven Network Operations Centers into one, resulting in a greater ability to respond to customer service issues and network outages more cost effectively. The company also received for the third consecutive year a commendation from the New York Public Service Commission for providing excellent local telephone service to customers in 2001. On the product enhancement front, the company has moved to a new dial-up modem technology known as V.92 that improves the customer experience on-line, including faster download speeds and connections, which is available to approximately 60 percent of our customers.

Commercial Sales Contract: RCN, along with its Washington, DC joint venture, signed a 5-year, multi-million dollar agreement with Qmedia, Inc., to provide Qmedia with dark fiber rings in New York City and Washington, DC.

                                    -more-

                             About RCN Corporation

RCN Corporation (Nasdaq: RCNC) is the nation's first and largest facilities-based competitive provider of bundled phone, cable television and high-speed Internet services to the most densely populated markets in the U.S. RCN has more than 1 million customer connections. It operates in seven of the top ten markets in the U.S., namely Boston, Chicago, Los Angeles, New York, Philadelphia, San Francisco and Washington DC. Additional information can be found at: www.rcn.com.


                                    # # #

Forward-Looking Statement Disclaimer

Some of the statements made by RCN in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, our ability to meet the requirements in our franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, RCN's ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and ability to produce sufficient cash flow. Additional information concerning these and other important factors can be found in RCN's filings with the Securities and Exchange Commission. Statements in these slides should be evaluated in light of these important factors.


------------------------------------------------------------------------------------------------------------
                                         Total Service Connections
------------------------------------------------------------------------------------------------------------
                                                                                                   Yearly
                                   1Q01           2Q01          3Q01         4Q01         1Q02     Change
------------------------------------------------------------------------------------------------------------
Connections:
Voice                            164,012        187,365      204,638       220,562     232,932
Video                            443,011        460,433      471,567       486,888     498,258
Data                              76,132         90,225      104,359       119,955     136,795
                                  ------         ------      -------       -------     -------
Network Connections:             683,155        738,023      780,564       827,405     867,985       27%
Resale                            49,229         43,332       37,468        33,932      25,354
Dial-Up                          432,082        405,523      384,752       361,632     331,470
                                 -------        -------      -------       -------     -------
Total Connections:             1,164,466      1,186,878    1,202,784     1,222,969   1,224,809        5%
Marketable Homes               1,311,000      1,403,000    1,457,000     1,500,000   1,506,000       15%
------------------------------------------------------------------------------------------------------------

                                        PRO FORMA TOTAL RCN*
                                  RCN CORPORATION AND SUBSIDIARIES
                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (Dollars in Thousands)
                                             (Unaudited)

                                                                                    QUARTER ENDED
                                                                      Mar 31,           Dec 31,          Mar 31,
                                                                       2002              2001              2001
                                                                 -----------------------------------------------------
SALES:
       VOICE                                                              $ 36,452          $ 34,240         $ 27,012
       VIDEO                                                                64,061            61,132           50,108
       DATA                                                                 33,931            34,756           35,065
       OTHER                                                                10,689            12,886           12,971
                                                                 -----------------------------------------------------
TOTAL SALES                                                                145,133           143,014          125,156
COSTS & EXPENSES, EXCLUDING  NON-CASH STOCK BASED
   COMPENSATION, DEPRECIATION AND AMORTIZATION:
       DIRECT EXPENSES                                                      55,208            52,589           60,044
       OPERATING AND SG&A                                                  112,200           125,024          154,732
                                                                 -----------------------------------------------------
EBITDA BEFORE NON-CASH STOCK BASED COMPENSATION,
    WRITE-OFF AND SPECIAL CHARGES                                          (22,275)          (34,599)         (89,620)
NON-CASH STOCK BASED COMPENSATION                                            2,576            17,103           14,326
WRITE-OFF AND SPECIAL CHARGES                                                 (478)                -           16,000
DEPRECIATION AND AMORTIZATION                                               81,904            82,618           99,997
                                                                 -----------------------------------------------------
OPERATING LOSS                                                            (106,277)         (134,320)        (219,943)
INVESTMENT INCOME                                                            7,686            12,438           37,786
INTEREST EXPENSE                                                           (40,614)          (44,488)         (53,566)
OTHER INCOME (LOSS), NET                                                       852             6,431             (552)
                                                                 -----------------------------------------------------
LOSS BEFORE INCOME TAXES                                                  (138,353)         (159,939)        (236,275)
BENEFIT FOR INCOME TAXES                                                      (750)             (431)          (2,578)
                                                                 -----------------------------------------------------
LOSS BEFORE EQUITY IN UNCONSOLIDATED
  ENTITIES AND MINORITY INTEREST                                          (137,603)         (159,508)        (233,697)
EQUITY IN INCOME (LOSS) OF UNCONSOLIDATED ENTITIES                          11,672            (8,330)            (527)
MINORITY INTEREST IN LOSS OF
  CONSOLIDATED ENTITIES                                                      3,713             8,164           13,255
                                                                 -----------------------------------------------------
NET LOSS BEFORE EXTRAORDINARY ITEM                                        (122,218)         (159,674)        (220,969)
EXTRAORDINARY ITEM                                                          13,073           408,529                -
                                                                 -----------------------------------------------------
NET (LOSS) INCOME                                                         (109,145)          248,855         (220,969)
PREFERRED DIVIDEND AND ACCRETION REQUIREMENTS                               39,526            38,871           36,972
                                                                 -----------------------------------------------------
NET (LOSS) INCOME TO COMMON SHAREHOLDERS                                $ (148,671)        $ 209,984       $ (257,941)
                                                                 =====================================================

*The Pro Forma Total RCN results reflect the consolidation of all domestic joint ventures and show the ownership share of its joint venture partners as minority interests.

                                             GAAP BASIS
                                  RCN CORPORATION AND SUBSIDIARIES
                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Dollars in Thousands, Except Per Share Data)
                                             (Unaudited)

                                                                             QUARTER ENDED
                                                                  Mar 31,         Dec 31,         Mar 31,
                                                                   2002            2001            2001
                                                              ------------------------------------------------
SALES                                                               $ 124,535       $ 122,713       $ 105,949
COSTS & EXPENSES, EXCLUDING NON-CASH STOCK BASED
 COMPENSATION,  DEPRECIATION AND AMORTIZATION:
       DIRECT EXPENSES                                                 50,838          47,967          53,159
       OPERATING AND SG&A                                             100,881         111,145         137,119
                                                              ------------------------------------------------
EBITDA BEFORE NON-CASH STOCK BASED COMPENSATION,
    WRITE-OFF AND SPECIAL CHARGES,                                    (27,184)        (36,399)        (84,329)
NON-CASH STOCK BASED COMPENSATION                                       2,576          17,103          14,326
WRITE-OFF AND SPECIAL CHARGES                                            (478)              -          16,000
DEPRECIATION AND AMORTIZATION                                          75,897          72,712          91,676
                                                              ------------------------------------------------
OPERATING LOSS                                                       (105,179)       (126,214)       (206,331)
INVESTMENT INCOME                                                       7,644          12,394          37,464
INTEREST EXPENSE                                                      (40,614)        (44,488)        (53,566)
OTHER INCOME (LOSS),  NET                                                 912           6,428            (552)
                                                              ------------------------------------------------
LOSS BEFORE INCOME TAXES                                             (137,237)       (151,880)       (222,985)
BENEFIT FOR INCOME TAXES                                                 (750)           (431)         (2,578)
                                                              ------------------------------------------------
LOSS BEFORE EQUITY IN UNCONSOLIDATED
  ENTITIES AND MINORITY INTEREST                                     (136,487)       (151,449)       (220,407)
EQUITY IN INCOME (LOSS) OF UNCONSOLIDATED ENTITIES                     11,114         (12,360)         (7,172)
MINORITY INTEREST IN LOSS OF
  CONSOLIDATED ENTITIES                                                 3,155           4,135           6,610
                                                              ------------------------------------------------
LOSS BEFORE EXTRAORDINARY ITEM                                       (122,218)       (159,674)       (220,969)
EXTRAORDINARY ITEM                                                     13,073         408,529               -
                                                              ------------------------------------------------
NET INCOME (LOSS)                                                    (109,145)        248,855        (220,969)
PREFERRED DIVIDEND AND ACCRETION REQUIREMENTS                          39,526          38,871          36,972
                                                              ------------------------------------------------
NET INCOME (LOSS) TO COMMON SHAREHOLDERS                           $ (148,671)      $ 209,984      $ (257,941)
                                                              ================================================

BASIC AND DILUTED INCOME (LOSS) PER AVERAGE COMMON SHARE:

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                           $ (1.59)        $ (2.03)        $ (2.95)

EXTRAORDINARY ITEM                                                     $ 0.13          $ 4.18         $ (0.00)

NET INCOME (LOSS) TO COMMON SHAREHOLDERS                              $ (1.46)         $ 2.15         $ (2.95)
                                                              ================================================
WEIGHTED AVERAGE  SHARES OUTSTANDING                              101,826,546      97,772,695      87,493,124


                                             GAAP BASIS
                                  RCN CORPORATION AND SUBSIDIARIES
                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                       (Dollars in Thousands)

                                                                                               Mar 31,          Dec 31,
                                                                                               2002            2001
                                                                                           (Unaudited)
                                                                                         ---------------------------------
ASSETS
Current assets
      Cash, temporary cash investments and short-term investments                                $508,104        $838,491

      Accounts receivable from related parties                                                     26,839          16,765

      Accounts receivable, net of reserve for
        doubtful accounts of $15,832 and $17,392, respectively                                     54,991          53,856

      Interest and dividends receivable                                                             3,921           4,558

      Prepayments and other                                                                        19,878          18,828

      Restricted short-term investments                                                            23,426          23,676
                                                                                         ---------------------------------
Total current assets                                                                              637,159         956,174


Property, plant and equipment, net of accumulated
      depreciation of $717,749 and $643,754, respectively                                       2,270,085       2,320,198

Investments in joint ventures and equity securities                                               249,487         229,294

Intangible assets, net of accumulated amortization of $116,553
      at March 31, 2002 and $116,484 at December 31, 2001                                          48,379          48,410

Deferred charges and other assets                                                                  52,558          49,055
                                                                                         ---------------------------------
Total assets                                                                                   $3,257,668      $3,603,131
                                                                                         =================================

                                             GAAP BASIS
                                  RCN CORPORATION AND SUBSIDIARIES
                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                       (Dollars in Thousands)


                                                                               Mar 31,         Dec 31,
                                                                                2002            2001
                                                                             (Unaudited)
                                                                            --------------------------------
LIABILITIES, REDEEMABLE PREFERRED AND SHAREHOLDERS' DEFICIT

Current liabilities

      Current maturities of long-term debt and
        capital lease obligations                                                  $25,494         $22,532

      Accounts payable to related parties                                           38,293          20,693

      Accounts payable                                                              19,482          34,718

      Advance billings and customer deposits                                        26,018          25,781

      Accrued expenses                                                             203,149         253,706
                                                                           --------------------------------
Total current liabilities                                                          312,436         357,430
                                                                           --------------------------------
Long-term debt                                                                   1,679,026       1,873,616

Other deferred credits                                                               5,019          10,653

Minority interest                                                                   48,142          51,298

Redeemable preferred stock                                                       2,181,801       2,142,276

Common shareholders' deficit                                                      (968,756)       (832,142)
                                                                           --------------------------------
Total liabilities, redeemable preferred and common shareholders' deficit        $3,257,668      $3,603,131
                                                                           ================================